EXHIBIT 99.1


            SIMTEK UPDATES INVESTORS ON NEW 1 MBIT nvSRAM DEVELOPMENT
                  Initial Silicon Testing Exceeds Expectations;
                   Sample Shipments On Track For Third Quarter

COLORADO SPRINGS, Colorado - August 14, 2003 - Simtek Corporation (OTCBB: SRAM), a global provider of advanced nonvolatile semiconductor memory products, today reported that it has received the first complete 1 Mbit processed silicon from its fabricator and that positive initial test results indicate that samples of the new product are on schedule for shipment to prospective customers in the middle of the current quarter.

Doug Mitchell, CEO of Simtek, said initial testing of the first 1 Mbit processed silicon received from development partner Anam Semiconductor shows that the product meets or exceeds performance specifications and remains on track with its 2003 product rollout schedule.

"We are extremely pleased to report that our new 1 Mbit product has achieved all of the goals we have established for the program to date," Mitchell said. "Given the complexity of the development process and the unique, high-performance characteristics of the product, we are particularly proud of the effort the development teams at both Simtek and Anam have put forth to produce this product. Amidst a flurry of nonvolatile memory development activities in the industry, we plan to deliver the world's first monolithic, high speed, bytewide, 1 Mbit nonvolatile family of memory products with all of the quality, reliablity and ease-of-use that Simtek products are known for."

Mitchell said Simtek is extensively testing a small number of parts in the new, small 48-pin surface mount package, adding that the next production silicon wafers from Anam are expected in two weeks, at which time they will be packaged into design samples for a number of prospective customers who have expressed strong interest in the product.

"Our unique 1 Mbit design has generated substantial interest in the marketplace from both current and prospective customers," Mitchell said. "It is ideally suited to support next-generation applications in mass storage systems, office automation equipment, industrial control systems and military flight and weapons systems. As previously announced, the 1 Mbit nvSRAM, along with a succession of follow-on products, is expected to become a major new revenue stream for Simtek beginning in 2004 and continuing for many years."



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1 Mbit nvSRAM Specifications
----------------------------

The Simtek STK14CA8 is a fast static RAM with a nonvolatile element in each static memory cell. The embedded nonvolatile elements incorporate Simtek's QuantumTrap(TM) technology producing the world's most reliable nonvolatile memory. The SRAM provides unlimited read and write cycles, while independent, nonvolatile data resides in the nonvolatile elements. Data transfers from the SRAM to the nonvolatile elements (the STORE operation) can take place automatically on power down or under software control.

o        15ns Access Times

o        "Hands-off" Automatic STORE with External 10uF Capacitor on Power Down

o STORE to QuantumTrap(TM)Nonvolatile Elements is Initiated by Software or AutoStore(TM)on Power Down

o        RECALL to SRAM Initiated by Software or Power Restore

o        5mA Typical Icc at 200ns Cycle Time

o        Unlimited READ, WRITE and RECALL Cycles

o        1,000,000 STORE Cycles to Quantum Trap

o        100-Year Data Retention to Quantum Trap

o        Single 3V +20%, -10% Operation

o        SOIC, SSOP and DIP Packages



Simtek Corporation delivers re-programmable nonvolatile semiconductor memories and cost-effective FPGA to ASIC conversions. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

     Forward-Looking Statements

     This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the availability of new products and statements by Mr. Mitchell predicting the Company's future growth. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk of delays in the availability of new products due to technological, market or financial factors including the availability of necessary working capital, or the other factors described in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.

Contact:
Simtek Corporation
719-531-9444
info@simtek.com